EXHIBIT 5.1






CORPDAL:106669.3  26950-00006

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                       [LETTERHEAD OF JENKENS & GILCHRIST]

                                  June 24, 1998

Southside Bancshares, Inc.
1201 S. Beckham
Tyler, Texas  75710

         Re:   Southside Bancshares, Inc. - Registration Statement on Form S-8

Gentlemen:

         We are counsel to Southside Bancshares, Inc., a Texas corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June __, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 385,875 shares (the "Shares") of the $2.50 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan, as amended (the "Plan").

         You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation, as amended, and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of the shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, as amended, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, we are of the opinion that the Company presently has available at least 385,875 shares of authorized but unissued shares and/or treasury shares of Common Stock from which may be issued the 385,875 Shares of Common Stock issued or proposed to be issued pursuant to the exercise of options granted or shares sold under the Plan. Assuming that:

         (1) the shares to be granted or sold in the future will be duly granted in accordance with the terms of the Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons issued shares of Common Stock under the Plan; and

         (3) the consideration for the shares of Common Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares;

then the 385,875 Shares of Common Stock that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         We are licensed to practice law only in the State of Texas. The opinions expressed herein are specifically limited to the laws of the State of Texas and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under

CORPDAL:106669.3  26950-00006
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Section 7 of the Securities  Act or the Rules and  Regulations of the Securities
and Exchange Commission thereunder.

                                          Very truly yours,

                                          Jenkens & Gilchrist,
                                          A Professional Corporation


                                          By:
                                                  -------------------------
                                                   Ronald J. Frappier,
                                                   Authorized Signatory


cc:      Lee R. Gibson






CORPDAL:106669.3  26950-00006